SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 26, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Income Tax Matters – Leveraged Lease Transactions” of The Southern Company (“Southern Company”) in Item 7 of the Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Income Tax Matters – Leveraged Lease Transactions” of Southern Company in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “Form 10-Q”) for information regarding pending litigation and proposed legislation related to the sale-in-lease-out (“SILO”) transactions. Also see Note 1 to the financial statements of Southern Company under “Income and Other Taxes,” Note 3 to the financial statements of Southern Company under “Income Tax Matters” and Note 5 to the financial statements of Southern Company under “Unrecognized Tax Benefits” in Item 8 of the Form 10-K and Note (B) to the Condensed Financial Statements of Southern Company under “Income Tax Matters – Leveraged Lease Transactions” of the Form 10-Q for information regarding Southern Company’s unrecognized tax benefit related to the SILO transactions.

During the second quarter 2008, decisions in favor of the Internal Revenue Service were reached in several court cases involving other tax payers with similar leveraged lease investments. Pursuant to the application of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”) and FASB Staff Position No. 13-2, “Accounting for a Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease

Transaction” (“FSP 13-2”), management is required to assess, on a periodic basis, the likely outcome of the uncertain tax positions related to the SILO transactions. Based on these accounting standards and management’s review of the recent court decisions, Southern Company expects to record an after tax charge of approximately $70 million to $90 million in the second quarter 2008. Of the total, approximately $20 million to $30 million is associated with the application of FIN 48 and represents additional interest expense related to tax returns for years 2000 through 2007 and approximately $50 million to $60 million represents non-cash charges related to the application of FSP 13-2. The charges related to FSP 13-2 reflect the reallocation of lease income and will be recognized as income over the remaining term of the affected leases. The tax benefit associated with the lease transactions represents timing differences that do not impact total net income over the life of the transactions. The ultimate impact on Southern Company’s net income and cash flow will be dependent on the outcome of its pending litigation with the government and proposed legislation and cannot be determined at this time.

Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning pending litigation and proposed legislation related to SILO transactions and expected charges for the second quarter 2008. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Form 10-K, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: changes in tax and other laws and regulations to which Southern Company and any of its subsidiaries are subject, as well as changes in application of existing laws and regulations and current and future litigation, regulatory investigations, proceedings or inquiries, including Internal Revenue Service audits. Southern Company expressly disclaims any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2008	THE SOUTHERN COMPANY By /s/W. Ron Hinson W. Ron Hinson Comptroller